UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2019

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2019, Allegheny Technologies Incorporated (the “Company”) completed its offering and sale of $350.0 million aggregate principal amount of the Company’s 5.875% Senior Notes due 2027 (the “Notes”). The offering and sale of the Notes (the “Offering”) were made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The Notes were issued pursuant to the Indenture, dated June 1, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated November 22, 2019 (the “Supplemental Indenture”), between the Company and the Trustee.

The Notes will accrue interest at the rate of 5.875% per annum and be payable in cash semi-annually in arrears on each June 1 and December 1, commencing June 1, 2020. The Notes will mature on December 1, 2027.

Prior to December 1, 2022, the Company may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium determined as set forth in the Supplemental Indenture as of, and accrued and unpaid interest to but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On and after December 1, 2022, the Company may redeem the Notes at its option, at any time in whole or from time to time in part, at redemption prices specified in the Supplemental Indenture, plus accrued interest on the principal amount of the Notes to be redeemed to such redemption date.

In addition, at any time prior to December 1, 2022, the Company may, at its option and at any time, redeem up to 35.0% of the aggregate principal amount of Notes at a redemption price equal to 105.875% of the aggregate principal amount thereof, plus accrued interest on the principal amount of the Notes to be redeemed to such redemption date, with the net proceeds of one or more of certain equity offerings; provided that at least 65% of the aggregate principal amount of Notes remain outstanding immediately after the occurrence of each such redemption.

If an event of default with respect to the Notes occurs, the principal amount of the Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2009, and the Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. A form of Note is included in Exhibit 4.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On November 19, 2019, the Company executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Underwriters”), relating to the Offering. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The opinion of the Company’s counsel as to the validity of the Notes issued and sold in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1

Underwriting Agreement, dated as of November 19, 2019, by and among Allegheny Technologies Incorporated, BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein.

Exhibit 4.1

Indenture, dated June 1, 2009 (the “Indenture”), between Allegheny Technologies Incorporated and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2009 (File No. 1-12001)).

Exhibit 4.2	Sixth Supplemental Indenture, dated November 22, 2019, between Allegheny Technologies Incorporated and The Bank of New York Mellon, as trustee.

Exhibit 4.3	Form of 5.875% Senior Note due 2027 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of K&L Gates LLP.

Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and
Corporate Secretary

Dated: November 22, 2019